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                                                              Exhibit h(1)(a)(i)

                 FEE SCHEDULE TO THE TRANSFER AGENCY AGREEMENT

                            Effective January 1, 1998
                            As amended April 27, 1998


                           As Amended January 2, 2001


                  (1) Maintenance and Transaction Charges - Billable monthly*

                           (a)      Per Account Annual Fee:

The following funds will be billed at a rate of 1/12 of the annual fee for each fund account serviced during the month. Accounts serviced is defined as all open accounts at month end and accounts which close during the month.


                           FUNDS                                                          ACCOUNT RATES
                           -----                                                          -------------

                           EQUITY
                           ------
                           MainStay Equity Index Fund                                        $21.23
                           MainStay International Equity Fund                                $21.23
                           MainStay Capital Appreciation Fund                                $21.23
                           MainStay Value Fund                                               $21.23
                           MainStay Strategic Value Fund                                     $21.23
                           MainStay Blue Chip Growth Fund                                    $21.23
                           MainStay Research Value Fund                                      $21.23
                           MainStay Growth Opportunities Fund                                $21.23
                           MainStay Equity Income Fund                                       $21.23
                           MainStay Small Cap Value Fund                                     $21.23
                           MainStay Small Cap Growth Fund                                    $21.23
                           MainStay Select 20 Equity Fund                                    $21.23
                           MainStay Mid Cap Growth Fund                                      $21.23

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
                           FIXED INCOME
                           ------------
                                                                                             $24.85
                                                                                             $24.85
                           MainStay Convertible Fund                                         $24.85
                           MainStay High Yield Corporate Bond Fund                           $24.85
                           MainStay Government Fund                                          $24.85
                           MainStay Tax-Free Bond Fund                                       $24.85
                           MainStay Total Return Fund                                        $24.85
                           MainStay California Tax-Free Fund                                 $24.85
                           MainStay New York Tax-Free Fund                                   $24.85
                           MainStay International Bond Fund                                  $24.85
                           MainStay Strategic Income Fund                                    $24.85
                           MainStay Global High Yield Fund                                   $24.85

         MONEY MARKET

         MainStay Money Market Fund                                       $28.50

         The fees and charges set forth shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

         *Fund Minimum (Cusip/Class/Fund)
         --------------------------------
         $1,062 per month per cusip

IN WITNESS WHEREOF, The MainStay Funds and MainStay Shareholder Services, Inc. have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through duly authorized officers.


THE MAINSTAY FUNDS                      MAINSTAY FUNDS SHAREHOLDER SERVICES LLC

NAME:________________________           NAME:___________________________________

TITLE:_______________________           TITLE:__________________________________

DATE:________________________           DATE:___________________________________